Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 of Guaranty Bancshares, Inc. of our report dated March 15, 2018, relating to our audit of the consolidated financial statements of Guaranty Bancshares, Inc. as of and for the year ended December 31, 2017. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-4.

/s/ Whitley Penn LLP

Dallas, Texas

March 29, 2018